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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of Allergy Research Group, Inc. of our report dated February 22, 2005, relating to the financial statements as of December 31, 2004 and for the preceding two years then ended, which appear in the Annual Report to Shareholders and incorporated in its 2004 Annual Report on Form 10-KSB.


/s/ Clancy and Co., P.L.L.C.
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Clancy and Co., P.L.L.C.
Phoenix, Arizona

March 31, 2005